UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 6, 2022
TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 409-9820
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2022, (the “Effective Date”) the Board of Directors (the “Board”) of Tarsus Pharmaceuticals, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), expanded the size of the Board from eight to nine directors and appointed Scott Morrison to the Board, effective immediately. Mr. Morrison will serve as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified. Further, effective immediately, the Board appointed Mr. Morrison to serve as Chairperson of the Audit Committee of the Board and as member of the newly formed Commercial Committee of the Board (the “Commercial Committee”) (as described below). The Board has determined that Mr. Morrison is independent under the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to audit committee members and is an audit committee financial expert as defined under the rules of the SEC.

As a non-employee director, Mr. Morrison will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation policy, as amended, which includes an initial grant of (i) an option to purchase 14,000 shares of the Company’s common stock and (ii) 4,000 restricted stock units for the Company’s common stock. There are no arrangements or understandings between Mr. Morrison and any other person pursuant to which Mr. Morrison was elected as a director, and there are no transactions between Mr. Morrison and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Morrison in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company.

Additionally, on the Effective Date, the Board authorized and established the Commercial Committee to oversee the product commercialization efforts of the Company and modified the composition of its committees as follows:

•Audit Committee: Rosemary Crane, Wendy Yarno, and Scott Morrison (Chairperson)
•Compensation Committee: Bhaskar Chaudhuri, William Link, Wendy Yarno (Chairperson)
•Nominating Committee: Bhaskar Chaudhuri, Andrew Goldberg, and William Link (Chairperson)
•Science and Technology Committee: Bhaskar Chaudhuri, Andrew Goldberg, William Link, and Elizabeth Yeu-Lin (Chairperson)
•Commercial Committee: Scott Morrison, Wendy Yarno, Elizabeth Yeu-Lin, Rosemary Crane (Chairperson)

Further, the Board, upon the recommendation of the Nominating Committee, approved the following division and assignment of the Board classes, effective as of the Effective Date:

•Class III directors (up for election in 2023): Andrew Goldberg, Scott Morrison, and Wendy Yarno;
•Class I directors (up for election in 2024): William Link and Bhaskar Chaudhuri; and
•Class II directors (up for election in 2025): Michael Ackermann, Bobak Azamian, Rosemary Crane, and Elizabeth Yeu-Lin.

In addition, on October 11, 2022, the Company announced that Michael Ackermann, the Chairperson of the Board, expected to transition off the Board by the end of the 2022 calendar year and, upon such expected transition, Bobak Azamian, the Company’s Chief Executive Officer and current member of the Board will be appointed as Chairperson of the Board and Wendy Yarno, current member of the Board, will be appointed as Lead Independent Director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-249076) filed with the Securities and Exchange Commission on October 9, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Dated:	October 12, 2022	By:	/s/ Leonard M. Greenstein
Leonard M. Greenstein
Chief Financial Officer